AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.  Name of Portfolio AXP Partners International Aggressive Growth Fund

2.  Name of Issuer The Bank of Yokohama

3.  Date of Purchase 07/27/2004

4.  Underwriter from whom purchased Merrill Lynch

5. "Affiliated Underwriter" managing or participating in underwriting syndicate JP Morgan Chase

6.  Is a list of the underwriting syndicate's members attached?  Yes [X]  No [ ]

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $3,180,488.68

8.  Aggregate principal amount of offering $732,705,080

9.  Purchase price (net of fees and expenses) $5.3008

10. Date offering commenced 07/27/2004

11. Offering price at close of first day on which any sales were made $5.3008

12. Commission, spread or profit $0.08/1.50%

13. Have the following conditions been satisfied?

    a. The securities are:                                      Yes     No

          Part of an issue registered under the Securities
          Act of 1933 that is being offered to the public;      [ ]     [ ]

          Eligible Municipal Securities;                        [ ]     [ ]

          Sold in an Eligible Foreign Offering; or              [X]     [ ]

          Sold in an Eligible Rule 144A offering?               [ ]     [ ]

    (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                Yes     No

    b.  (1) The securities were purchased prior to the end of
            the first day on which any sales were made, at a
            price that is not  more than the price paid by each
            other purchaser of  securities in that offering or
            in any concurrent offering of the securities
            (except, in the case of an  Eligible Foreign
            Offering, for any rights to purchase that are
            required by law to be granted to existing security
            holders of the issuer); OR                          [X]     [ ]

        (2) If the securities to be purchased were offered for
            subscription upon exercise of rights, such
            securities were purchased on or before the fourth
            day preceding the day on which the rights offering
            terminates?                                         [ ]     [ ]

    c.  The underwriting was a firm commitment underwriting?    [X]     [ ]

    d.  The commission, spread, or profit was reasonable and
        fair in relation to that being received by others for
        underwriting similar securities during the same period
        (see attachment for comparison of spread with
        comparable recent offerings)?                           [X]     [ ]

    e.  The issuer of the securities, except for Eligible
        Municipal Securities, and its predecessors have been
        in continuous operation for not less than three years?  [X]     [ ]

    f.  (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below),
            purchased by all of the investment companies
            advised by the Adviser did not exceed 25% of the
            principal amount of the offering; OR                [X]     [ ]

        (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

            (i)  The principal amount of the offering of such
                 class sold by underwriters or members of the
                 selling syndicate to qualified institutional
                 buyers, as defined in Rule 144A(a)(1), plus    [ ]     [ ]

            (ii) The principal amount of the offering of such
                 class in any concurrent public offering?       [ ]     [ ]

    g.  (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the
            sale; OR                                            [X]     [ ]

                                                                Yes     No

        (2) With respect to the purchase of Eligible Municipal
            Securities, such purchase was not designated as a
            group sale or otherwise allocated to the account of
            an affiliated underwriter?                          [ ]     [ ]

    h.  Information has or will be timely supplied to the
        appropriate officer of the Fund for inclusion on SEC
        Form N-SAR and quarterly reports to the Directors?      [X]     [ ]



Date:  October 28, 2004                           American Century Investment
                                                  Management, Inc.
                                                  Subadviser Firm Name


                                                  By: /s/ Christine Rolli
                                                      --------------------------
                                                          Signature

                                                          Christine Rolli
                                                          Name and Title